UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2012

IMPERIAL SUGAR COMPANY
(Exact Name of Registrant as Specified in its Charter)

Texas (State or other jurisdiction of Incorporation)	000-16674 (Commission File Number)	74-0704500 (I.R.S. Employer Identification Number)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS (Address of principal executive offices)	77487 (Zip Code)

(281) 491-9181 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01.	Entry into a Material Definitive Agreement.

On June 20, 2012, in connection with the closing of the Offer (as defined below), the amount of borrowings outstanding under the Second Amended and Restated Loan and Security Agreement, dated as of May 18, 2011, among Imperial Sugar Company, a Texas corporation (the “Company”), and certain of its subsidiaries as Borrowers or as Guarantors, certain financial institutions as Lenders and Bank of America, N.A., as agent (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 23, 2011 and incorporated herein by reference), as amended by the First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of December 29, 2011 (previously filed as Exhibit 10(d)(2) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and incorporated herein by reference) (as amended, the “Credit Facility”) were repaid and the Credit Facility was terminated.

To provide funds for the repayment of the outstanding borrowings under the Credit Facility and to replace that facility, the Company entered into a Promissory Note and Credit Agreement with Louis Dreyfus Commodities LLC (“LDC”), dated as of June 20, 2012 (the “LDC Agreement”). The LDC Agreement provides for unsecured revolving credit loans up to $100 million, for working capital and general business needs. Advances under the LDC Agreement are due on demand, with interest payable quarterly at LIBOR plus 2.0%.  The LDC Agreement contains no covenants, includes customary events of default, and obligates LDC to advance funds absent an event having a material adverse effect on the Company.

Prior to the execution of the LDC Agreement, the Merger Agreement (as defined below) and the consummation of the Offer (as defined below), LD Commodities Sugar Holdings LLC, a Delaware limited liability company (“Parent”) and certain of its affiliates have been suppliers of raw sugar to the Company and certain of its subsidiaries.  All of the limited liability company interests in Parent are owned, directly or indirectly, by LDC. Upon the consummation of the Merger (as defined below), the Company became a subsidiary of Parent.

Item 1.02.	Termination of a Material Definitive Agreement.

As noted in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) above, on June 20, 2012, all outstanding borrowings under the Credit Facility were repaid and the Credit Facility was terminated. The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 1.02.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2012, the Company notified the NASDAQ Global Market (“NASDAQ”) of the consummation of the Offer and the expected completion of the Merger and requested that trading of the Common Shares (as defined below) on NASDAQ be suspended.  As a result of the consummation of the Offer and the effectiveness of the Merger, the Company no longer meets the numerical listing requirements of NASDAQ.  The Company also requested that NASDAQ file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Shares.  The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Common Shares and the suspension of the Company’s reporting obligations under Section 13 of the Exchange Act.

Item 3.02.	Unregistered Sales of Equity Securities

On June 20, 2012, following the consummation of the Offer, Merger Sub (as defined below) exercised its option pursuant to Section 1.4 of the Merger Agreement (the “Top-Up Option”) to purchase directly from the

Company, at the Offer Price (as defined below), a number of newly issued shares of Common Shares (the “Top-Up Shares”) equal to the lesser of (i) the number of Common Shares that, when added to the number of Common Shares owned by Parent and its subsidiaries at the time of exercise of the Top-Up Option, constitutes one Common Share more than 90% of the total number of Common Shares that would be outstanding immediately after the issuance of all Common Shares subject to the Top-Up Option on a fully diluted basis or (ii) the aggregate number of Common Shares that the Company is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued) at the time of exercise of the Top-Up Option.

Accordingly, the Company issued 28,172,741 Top-Up Shares to Merger Sub, at a price per Share of $6.35.  The aggregate consideration of $178,896,905.35 for the Top-Up Shares was provided (i) in part by LDC, paid in cash, in an amount of no less than $0.01 per share, equal to $281,727.41, and (ii) in part by a promissory note from Merger Sub and Parent payable to the Company in the amount equal to $178,615,177.94, which matures on June 20, 2013.

The Top-Up Shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders

Upon the effective time of the Merger (the “Effective Time”), the Rights (as defined below) expired in accordance with their terms without any payment in respect thereof.

At the Effective Time of the Merger, each outstanding Common Share (other than Common Shares owned, (i) by Parent, Merger Sub or the Company, or any direct or indirect wholly-owned subsidiary of the Company or any other subsidiary of Parent, or (ii) by any holders of Common Shares who properly perfect their appraisal rights under the Texas Business Organizations Code (the “TBOC”) in connection with the Merger) was canceled and converted into the right to receive the Offer Price without interest and subject to deduction for any applicable withholding taxes.  At the Effective Time, holders of Common Shares ceased to have any rights as holders of Common Shares (other than their right to receive the Offer Price) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01.	Changes in Control of Registrant.

As previously disclosed, the Company, Parent, and Louis Dreyfus Commodities Subsidiary Inc., a Texas corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger on May 1, 2012 (as amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub commenced a tender offer (the “Offer”) for all of the Company’s issued and outstanding shares of common stock, without par value (the “Common Shares”), including any associated right to purchase capital stock (the “Rights”) pursuant to the Rights Agreement by and among the Company and Computershare Shareowner Services LLC, as rights agent (the “Rights Agent”), dated as of December 31, 2002, as amended by Amendment No. 1 thereto, dated as of October 10, 2008, and by Amendment No. 2 thereto, dated as of May 1, 2012 (as amended, the “Rights Agreement”), at a price of $6.35 per share net to the seller in cash, without interest (the “Offer Price”), and subject to deduction for applicable withholding taxes. The Offer was subject to the terms and conditions set forth in the Offer to Purchase, dated May 11, 2012, and the applicable letter of transmittal (either the “Letter of Transmittal for Shares” or the “Letter Transmittal for Restricted Shares,” and each a “Letter of Transmittal”), each as amended, restated, supplemented or otherwise modified from time to time.

The Offer expired at 5:00 p.m., New York City time, on Tuesday June 19, 2012.  According to the final report of the depositary for the Offer, Computershare, as of the expiration of the Offer, a total of 8,779,903 Common Shares were validly tendered and not validly withdrawn prior to the expiration of the offer, including 369,848 shares delivered pursuant to the guaranteed delivery procedures, representing approximately 70.38% of the Common Shares outstanding. The aggregate number of shares validly tendered and not properly withdrawn pursuant to the tender offer exceeds one share more than sixty-six and two-thirds percent (66 2/3%), or the “Minimum Condition,” and accordingly Merger Sub accepted for payment, and paid for Common Shares that were validly tendered and not validly withdrawn for payment pursuant to the terms of the Offer.

On June 21, 2012, following exercise of the Top-Up Option, Parent completed its acquisition of the Company through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger and becoming an indirect wholly-owned subsidiary of Parent (the “Merger”), in accordance with the short-form merger provisions of the TBOC.  The Merger became effective on June 21, 2012, upon the filing by Merger Sub of a certificate of merger with the Secretary of State of the State of Texas.

The total cost to acquire all outstanding Common Shares pursuant to the Offer and the Merger was approximately $80 million.  The source of the funds for the acquisition of the Company was provided by LDC, Merger Sub’s indirect parent company, which provided Parent and Merger Sub with sufficient funds to purchase all Common Shares validly tendered in the Offer and has provided funding for the acquisition of the remaining Common Shares in the Merger. LDC has funded such cash requirements from its available cash on hand and/or cash generated from general corporate activities including the issuance of commercial paper in the ordinary course of business. The Offer was not subject to any financing condition. LDC guaranteed Parent and Merger Sub’s payment and performance obligations in the Offer and under the Merger Agreement.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

The information set forth under Item 5.02 of this Current Report is hereby incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2012, in accordance with the Merger Agreement and the Company’s bylaws, prior to the Offer Acceptance Time (as defined in the Merger Agreement), (i) James J. Gaffney, David C. Moran, John C. Sheptor and Gaylord O. Coan resigned from the Board of Directors of the Company (the “Board”), effective as of the Offer Acceptance Time, (ii) the size of the Board of Directors was increased to 9 and (iii) the members of the Board appointed Paul Akroyd, Robert G. Eckert, Michael Andrew Gorrell, H. Thomas Hayden Jr., Jan-Mikeal Mörn and David S. Rossen to the Board as directors of the Company to fill the vacancies on the Board, in each case effective as of the Offer Acceptance Time.

In addition, in each case effective upon the Offer Acceptance Time: (i) Gaylord O. Coan resigned his position on the Audit Committee of the Board, and the Board appointed Robert G. Eckert to fill the vacancy on that committee; (ii) James J. Gaffney, David C. Moran and Gaylord O. Coan resigned their positions on the Executive Compensation Committee of the Board, and the Board appointed Robert G. Eckert, H. Thomas Hayden Jr. and Jan-Mikeal Mörn to fill the vacancies on that committee; (iii) James J. Gaffney resigned his position on the Nominating and Corporate Governance Committee of the Board, and the Board appointed Jan-Mikeal Mörn to fill the vacancy on that committee; and (iv) David C. Moran resigned his position on the Operational Safety Committee of the Board, and the Board appointed H. Thomas Hayden Jr. to fill the vacancy on that committee.

Each of Messrs. Akroyd, Eckert, Gorrell, Hayden, Mörn and Rossen has advised the Company that, to the best of his knowledge, he is not currently a director of, and does not hold any position with, the Company or any of its subsidiaries.  Each of Messrs. Akroyd, Eckert, Gorrell, Hayden, Mörn and Rossen has further advised the Company that, to the best of his knowledge, neither he nor any of his immediate family members (i) has a familial relationship with any directors, other nominees or executive officers of the Company or any of its subsidiaries or (ii) has been involved in any transactions with the Company or any of its subsidiaries, in each case, that are required to be disclosed pursuant to the rules and regulations of the SEC, except as disclosed herein and in the Schedule 14F-1 which was filed by the Company with the SEC on June 1, 2012 (the “Schedule 14F-1”).

On June 21, 2012, in accordance with the Merger Agreement and the Company’s bylaws, Ronald C. Kesselman, John E. Stokely, John K. Sweeney resigned from the Board,  effective as of the Effective Time.  Messrs. Akroyd, Eckert, Gorrell, Hayden, Mörn and Rossen served as directors of Merger Sub, and in accordance with Merger Agreement, following the Effective Time, shall continue to serve as directors on the Board, effective as of the Effective Time.

Biographical and other information with respect to Messrs. Akroyd, Eckert, Gorrell, Hayden, Mörn and Rossen has been previously disclosed in the Schedule 14F-1, and which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On June 21, 2012, in connection with the completion of the Merger, the Certificate of Formation and the Bylaws of the Company were each amended in accordance with the terms of the Merger Agreement.  The amended Certificate of Formation and the amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report and are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of May 1, 2012, among LD Commodities Sugar Holdings LLC, Louis Dreyfus Commodities Subsidiary Inc. and Imperial Sugar Company (incorporated by reference to Exhibit (d)(1) of the Schedule TO filed by Parent and Merger Sub on May 11, 2012).

3.1	Amended Certificate of Formation of Imperial Sugar Company.

3.2	Amended and Restated Bylaws of Imperial Sugar Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: June 21, 2012	By:	/s/ H.P. Mechler
Name: H.P. Mechler
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of May 1, 2012, among LD Commodities Sugar Holdings LLC, Louis Dreyfus Commodities Subsidiary Inc. and Imperial Sugar Company (incorporated by reference to Exhibit (d)(1) of the Schedule TO filed by Parent and Merger Sub on May 11, 2012).

3.1	Amended Certificate of Formation of Imperial Sugar Company.

3.2	Amended and Restated Bylaws of Imperial Sugar Company.